                                                                 EXHIBIT 23.4


              Consent of Independent Certified Public Accountants


American Realty Trust, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 12, 1998, relating to the consolidated financial statements and schedules of Transcontinental Realty Investors, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


                                  /s/ BDO SEIDMAN, LLP

                                  BDO Seidman, LLP


Dallas, Texas
February 5, 1999